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                                                                    Exhibit 23.1

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 5, 2004, in Amendment No. 1 to the Registration Statement (Form S-1 No. 33-112652) and related Prospectus of Standard Parking Corporation for the registration of 4,100,000 shares of its common stock.

/s/ Ernst & Young LLP
Chicago, Illinois
May 6, 2004